Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Chua Seong Seng, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment to Annual Report of Axiom Holdings, Inc. on Form 10-K/A for the fiscal year ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Axiom Holdings, Inc. at the dates and for the periods indicated.

Date: February 11, 2016

By:	/s/ Chua Seong Seng
Chua Seong Seng
Chief Executive Officer

I, Low Tuan Lee, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment to Annual Report of Axiom Holdings, Inc. on Form 10-K/A for the fiscal year ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Axiom Holdings, Inc. at the dates and for the periods indicated.

Date: February 11, 2016

By:	/s/ Low Tuan Lee
Low Tuan Lee
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Axiom Holdings, Inc. and will be retained by Axiom Holdgins, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.